Website Linking And License Agreement

      This Agreement is entered into on this 21st day of March, 2001, by and between TravelNow.com Inc., a Delaware corporation (herein "TravelNow.com") and the Affiliate whose name, state of formation or other identifying characteristic is set forth on the signature page of this Agreement. The addresses of the parties to this Agreement as well as the dates of execution of this Agreement by TravelNow.com and Affiliate are set forth on the signature page.

                                    Recitals

      A. This Agreement is qualified in its entirety by the definitions set forth in Section 1 of this Agreement. Terms or phrases not specifically defined in Section 1 should be read in accordance with their general usage and context within this Agreement. All defined terms or phrases are identified with a bold face font and the first letter of each defined word or the first letter of each word in a defined phrase is capitalized throughout this Agreement.

      B. TravelNow.com will provide its proprietary hotel, rental automobile, cruise, airline and rail reservation system (the "TravelNow.com Proprietary Site") to Affiliate by providing Affiliate access to the TravelNow.com Proprietary Site on the terms and conditions set forth in this Agreement.

      C. TravelNow.com and Affiliate understand and agree that in the performance of this Agreement each party may have access to information of the other party, their respective parents, subsidiaries and affiliates, and their respective customers and suppliers, including but not limited to, trade secrets, marketing and business plans and technical specification and information.

      TravelNow.com and Affiliate agree to the following terms and conditions:

1. Defined Terms. The terms set forth in this Section are defined as follows:

      (a) "Affiliate Customers" mean customers who purchase travel from the Designated Affiliate Pages on the TravelNow.com Proprietary Site. An Affiliate Customer will also be deemed a customer of TravelNow.com.

      (b) "Affiliate Site" means the world wide web site owned and operated by Affiliate that contains a TravelNow.com Proprietary Link accepted as to substance, background image, color, look and feel by Affiliate and which is identified by its URL designation set forth on the signature page of this Agreement.

      (c) "Confidential Information" means trade secrets, marketing and business plans and technical specification and information, which upon being declared in writing as confidential information, whether by letter or by the use of a confidential or
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proprietary stamp or legend, prior to or at the time of disclosure to the other party, becomes Confidential Information.

      (d) "Designated Affiliate Pages" means those pages on the TravelNow.com Proprietary Site which are specifically designed for use in connection with the Affiliate Site, which are to be linked to via the TravelNow.com Proprietary Link on the Affiliate Site and which have been accepted as to substance, background image, color, look and feel by Affiliate.

      (e) "TravelNow.com Proprietary Link" means the URL link provided to Affiliate by TravelNow.com for placement on the Affiliate Site, which is identified by its URL designation set forth on the signature page of this Agreement and which links the Affiliate Site to the Designated Affiliate Pages on the TravelNow.com Proprietary Site.

      (f) "TravelNow.com Proprietary Site" means the World Wide Web site identified by its URL designation http://www.TravelNow.com or any of its subdirectories, including the Designated Affiliate Pages.

2. Obligations of TravelNow.com.

      (a) Technical Support. At the request of Affiliate, TravelNow.com will make available TravelNow.com technical administrators to modify all link colors, backgrounds and logos of the TravelNow.com Proprietary Link on the Affiliate Site and all link colors, backgrounds and logos on the Designated Affiliate Pages such that there is a reasonable integration of the TravelNow.com Proprietary Link and the Designated Affiliate Pages with the Affiliate Site.

      (b) Affiliate Site Development Cost. Development of the Affiliate Site shall be at the cost and expense of the Affiliate except as provided in Section 2(a) of this Agreement.

      (c) Affiliate Customer Service. TravelNow.com will maintain a toll-free number provided and serviced by TravelNow.com personnel at all reasonable times to assist Affiliate Customers with travel assistance, grievances, complaints and provide other related travel services in the ordinary course of business in accordance with standard travel industry practice. Affiliate agrees and acknowledges that TravelNow.com is responsible for reservation fulfillment and customer service. All reservation inquiries shall be directed exclusively to TravelNow.com.

3. Limited License.

      (a) Grant of License to Affiliate. TravelNow.com grants to Affiliate during the term of this Agreement, a non-exclusive worldwide limited license:
(i) to provide to users of the Affiliate Site access to the TravelNow.com Proprietary Link and the Designated Affiliate Pages on the TravelNow.com Proprietary Site along with the content contained therein; and (ii) at the Affiliate's sole cost and expense, the Affiliate may
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create materials that incorporate elements of or information contained in the
TravelNow.com Proprietary Site and copy, display, publish and distribute the content of the TravelNow.com Proprietary Site for promotional purposes. Each party hereby grants to the other during the term of this Agreement the right to use such trademarks or trade names of the granting party as may be agreed upon (in a separate writing) for inclusion in the Affiliate Site, the TravelNow.com Proprietary Site, the TravelNow.com Proprietary Link and the Designated Affiliate Pages as long as the granting party maintains quality control over the marks and any use of the marks inures to the benefit of the granting party. Affiliate shall prominently display on the Designated Affiliate Pages the phrase "Powered by TravelNow.com" on all TravelNow.com search form pages.

      (b) Grant of License to TravelNow.com. Upon obtaining the prior written consent of Affiliate, the Affiliate grants to TravelNow.com a non-exclusive royalty-free license during the term of this Agreement to use, reproduce, electronically distribute and publicly display the Designated Affiliate Pages for the promotion for which the written consent is given.

4. Preference on the Site.

      While Affiliate may use, promote and offer another web site as a provider of Internet travel services, Affiliate agrees that TravelNow.com shall remain the preferred provider of internet travel services on the Affiliate site regardless of any agreement with any other internet travel provider. In order to satisfy this section of the Agreement, Affiliate shall place the TravelNow proprietary link as the first Internet travel services provider listed on any web page in which Affiliate promotes Internet travel services to a customer. Additionally, the TravelNow.com link or icon on any Affiliate web page that promotes Internet travel services shall be the same size or larger than the link to or icon of any other Internet travel service provider.

5. Advertising.

      TravelNow.com reserves the right to serve advertising on the Designated Affiliate Pages. TravelNow.com shall be responsible for the sale and management of advertising on the Designated Affiliate Pages. All advertising revenue shall be paid to TravelNow.com. Affiliate shall exercise no control over the design, placement or content of any advertising appearing on the Designated Affiliate Pages, however, TravelNow.com agrees that all advertising on the Designated Affiliate Pages shall not contain any sexually explicit material or advertise any adult-oriented sites.

6. Compensation.

      TravelNow.com agrees to pay to the Affiliate a commission calculated as set forth on Exhibit A.

7. Reporting and Payment.
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      Booking statistics relating to Affiliate, including daily activity and monthly and quarterly reports may be accessed by Affiliate on the TravelNow.com Proprietary Site by Affiliate providing Affiliate's unique user name and password. Affiliate, at Affiliate's own expense, may elect to inspect TravelNow.com's accounts and records (to verify the amount of commissions earned by Affiliate) at intervals of six (6) months during the term of this Agreement. Affiliate agrees that TravelNow.com will be the only party to bill and collect booking commissions from any travel supplier. Affiliate shall be paid as provided on Exhibit A.

8. Limited Warranty; Indemnity.

      (a) Limited Warranty. TravelNow.com warrants that (i) to the best of its knowledge, it has the right to provide the content of the TravelNow.com Proprietary Site, including the content of the Designated Affiliate Pages and
(ii) to the best of its knowledge, at the time of delivery of the content of the TravelNow.com Proprietary Site and the Designated Affiliate Pages, such content will not materially violate or infringe the rights of any third party. Similarly, Affiliate warrants that (i) to the best of its knowledge, it has the right to provide the content of the Affiliate Site and any information provided to TravelNow.com by Affiliate for inclusion in the TravelNow.com Proprietary Link or the Designated Affiliate Pages and (ii) to the best of its knowledge, at the time of delivery of the content or information provided to TravelNow.com by Affiliate for inclusion in the TravelNow.com Proprietary Link or the Designated Affiliate Pages, such content or information will not materially violate or infringe the rights of any third party.

      (b) Indemnity. In the event of any claim by any third party against the Affiliate arising out of a breach of TravelNow.com's warranty contained in
Section 8(a), TravelNow.com shall defend such claim, suit or action in Affiliate's name but at TravelNow.com's expense. TravelNow.com shall indemnify and hold harmless Affiliate against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorney's fees) arising from or related to such claim, whether or not such claim is successful. Similarly, in the event of any claim by any third party against TravelNow.com arising out of a breach of Affiliate's warranty contained in Section 8(a), Affiliate shall defend such claim, suit or action in TravelNow.com's name but at Affiliate's expense. Affiliate shall indemnify and hold harmless TravelNow.com against any judgment, liability, loss, cost or damage (including litigation costs and reasonable attorney's fees) arising from or related to such claim, whether or not such claim is successful.

9. Confidential Information.

      (a) Financial Information as Confidential Information. The financial information regarding the calculation of and the amounts paid hereunder by TravelNow.com as provided in Section 6 and Exhibit A to Affiliate shall be considered Confidential Information.
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      (b) Management of Confidential Information. Each party agrees that: (i)
all Confidential Information shall remain the exclusive property of the owner;
(ii) it shall maintain, and shall cause its employees and agents and subcontractors to maintain, the confidentiality and secrecy of the other party's Confidential Information; (iii) it shall take all reasonable action necessary to ensure that its employees and agents do not copy, publish, manipulate, disclose to others or otherwise use the Confidential Information of the other party; and
(iv) it shall return or destroy all copies of the other parties Confidential Information upon request of the other party, and indemnify and hold harmless the owner from and against all damages and expenses (including attorney fees and costs) arising from a breach of this provision.

      (c) Exclusion to Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part the receiving party, (ii) is disclosed to third parties by the owner without restriction on such third parties, (iii) is in the receiving party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement, (iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (v) is independently developed without access or reference to the disclosing party's Confidential Information, or (vi) is released from confidential treatment by written consent of the disclosing party.

10. Limitation on Damages.

      IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL THEORY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.

11. Agreement Term; Termination.

      (a) Term of Agreement. The term of this Agreement shall commence on the date of execution by TravelNow.com as set forth on the signature page of this Agreement and, unless terminated earlier under Section 12(b), shall terminate five(5) years from the date on which the term of this Agreement commenced.

      (b) Termination for Default. If either party shall materially breach any provision contained in this Agreement and such breach shall not have been cured within thirty (30) days after written notice thereof has been given to the appropriate party, the party giving such notice may then give further written notice to such other party terminating this Agreement, in which event this Agreement and rights granted hereunder shall terminate on the date specified in such further notice. The foregoing sentence will be disregarded if either party in its sole judgment believes that the breach by the other party of this agreement constitutes an immediate and material threat to its integrity and

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this Agreement shall terminate immediately without the requirement of any notice to the other party.

      (c) Removal Upon Termination. Upon the termination of this Agreement for any reason, the Affiliate shall immediately terminate all access to the Designated Affiliate Pages through the TravelNow.com Proprietary Link, and the license under Section 3 hereof shall automatically terminate.

      (d) Survival of Payment Obligations. Termination of this Agreement shall not affect the obligation of either party to pay the amounts owing or to become owning pursuant to this Agreement on or before the date of such termination.

12. Miscellaneous.

      (a) Force Majeure. If either party is prevented from performing any of its duties and obligations hereunder in a timely manner by reason of any act of God, strike, labor dispute, flood, public disaster, equipment, software or technical malfunctions or failures, power failures or interruptions or any other reason beyond its reasonable control, such condition shall be deemed to be a valid excuse for delay of performance or for nonperformance of any such duty or obligation for the period during which such condition exists.

      (b) Relationship of the Parties. Notwithstanding anything to the contrary, this Agreement does not and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of their respective directors, officers, employees or agents shall, by virtue of the performance of their obligations under this Agreement, be deemed to be an agent or employee of the other.

      (c) Press Releases/Announcements/Collateral. All press releases, announcements, or collateral materials referring to this Agreement must be approved by both parties before being released to the press or any third party.

      (d) Applicable Law. In the event either party brings an action against the other based on a controversy or claim arising out of or relating to this contract, or breach thereof, or for the purpose of resolving any dispute relating to the subject matter of this Agreement the parties agree that (1) if the action is initiated by TravelNow.com Inc., venue of the proceeding will be in the county and state where the principal offices of the Affiliate are located (as set forth below) and the state or federal court in which the action is brought will have exclusive jurisdiction over the parties and this Agreement will be governed by and construed in accordance with the laws of the State of Missouri applicable to contracts made and performed in Missouri without regard to conflict of law principles; (2) if the action is initiated by Affiliate, venue of the proceeding will be in Greene County, Missouri and the state or federal court in which the action is brought will have exclusive jurisdiction over the parties and this Agreement will be governed by and construed in accordance with the laws of the State where the principal offices of the

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Affiliate are located (as set forth below) applicable to contracts made and performed in that state without regard to conflict of law principles.

      (e) Assignment; Amendment; Entire Agreement. Neither party shall assign this Agreement in whole or part without the prior written consent of the other party except that either party may assign this Agreement in its entirety to its parent, any subsidiary in which it holds a majority voting interest, or any affiliate or in connection with a merger, reorganization or sale of a substantial part of the business to which this Agreement relates. This Agreement sets forth the entire agreement and understanding of the parties hereto concerning the subject matter hereof; supersedes and replaces all prior agreements, arrangements, and understandings between the parties; and may be amended, modified, superseded or canceled only by a written instrument executed by both parties. If this agreement can not be transferred by either party the agreement shall be terminated without any further obligation.

      (f) Transfer of Affiliate Site. Prior to the sale or transfer of the Affiliate Site, Affiliate shall obtain to the agreement of the transfer to be bound by the terms of this Agreement.
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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the
Date of Execution set forth below.

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TravelNow.com Inc                              SonicSave.com, Corp:
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By: s/Steve Bryant                             By: s/Andre Danesh

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Print Name: Steve Bryant                       Print Name: Andre Danesh
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Title: Affiliate Marketing Executive           Title:  President / CEO
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Address: 318 Park Central East, Suite 418,     Address: 1330 Beacon St. Suite
         Springfield, MO  65806                         268 Brookline, MA 02446

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                             TravelNow.com Proprietary Link
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http://www.travelnow.com/hotels/searchframe.html?CID=
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                                 Affiliate Site
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http://www.____________
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                                    EXHIBIT A

                        TravelNow.com Commission Schedule

      TravelNow.com agrees to pay Affiliate a commission according to the following schedule with respect to travel booked by Affiliate Customers through the TravelNow.com Proprietary Site:

      (i) 5% of the gross amount, exclusive of taxes charged to Affiliate Customers based upon hotel rooms or other lodging products for which the rental rate is contracted in advance on a net rate basis ("Net Rate Hotel Rooms"). Commissions with respect to Net Rate Hotel Rooms shall be paid no later than the 15th day of the month following the month in which such Net Rate Hotel Rooms are consumed. A room shall be considered consumed upon check-out by the guest for the stay reserved through the TravelNow.com Proprietary Site.

      (ii)50% of the Industry Standard Commission owed to TravelNow.com with respect to all fulfilled, consumed and commissionable travel products booked through the TravelNow.com Proprietary Site other than Net Rate Hotel Rooms, provided that if TravelNow.com collects less than the Industry Standard Commission with respect to such bookings, the commission rate will be 50% of the amount actually received by TravelNow.com Inc. TravelNow.com will pay such commission to Affiliate no later than the 15th day of the month following receipt by TravelNow.com of commissions with respect to such bookings.

      For purposes of this Agreement, the "Industry Standard Commission" is acknowledged to currently be 10% of the room rate with respect to domestic hotels, 8% of the room rate with respect to international hotels, 8% of the amount charged with respect to a car rental, 8% of the amount charged with respect to a rail booking and $10 per airline ticket. The parties acknowledge that the Industry Standard Commission is subject to change and that changes in the Industry Standard Commission shall not be grounds for termination of any part of this Agreement.